UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 9, 2020
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36160	45-2433192
Delaware	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices, and Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BRX	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Brixmor Property Group Inc. Yes ☐ No ☑              Brixmor Operating Partnership LP Yes ☐ No ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brixmor Property Group Inc. ☐                      Brixmor Operating Partnership LP ☐

Item 8.01	Other Events

Common Stock Repurchase Program

On January 9, 2020, Brixmor Property Group Inc. (the “Company”) announced that its Board of Directors (the “Board”) authorized a new three-year share repurchase program for up to $400 million of shares of the Company’s common stock (the “Common Stock Repurchase Program”). The Common Stock Repurchase Program replaces the Company’s existing $400 million repurchase program, which expired on December 5, 2019. The Common Stock Repurchase Program is scheduled to expire on January 9, 2023, unless extended by the Board. Repurchases may be made at management’s discretion from time to time in the open market, in privately negotiated transactions or by other means (including through Rule 10b5-1 trading plans or one or more accelerated stock repurchase programs), subject to compliance with existing debt agreements. Depending on market conditions and other factors, these repurchases may be commenced or suspended without prior notice.

Equity Distribution Agreements

On January 9, 2020, the Company and Brixmor Operating Partnership LP (the “Operating Partnership”) entered into separate Equity Distribution Agreements (each, an “Equity Distribution Agreement,” and collectively, the “Equity Distribution Agreements”) with each of Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SunTrust Robinson Humphrey, Inc. as sales agents (in such capacity, each a “Sales Agent” and together, the “Sales Agents”), principals and/or (except in the case of BTIG, LLC, Mizuho Securities USA LLC and SunTrust Robinson Humphrey, Inc.) forward sellers (in such capacity, each, a “Forward Seller” and collectively, the “Forward Sellers”), and each of Barclays Bank PLC, Bank of Montreal, The Bank of New York Mellon, Citibank, N.A., Jefferies LLC, Royal Bank of Canada and The Bank of Nova Scotia as forward purchasers (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”), pursuant to which the Company may sell, from time to time, up to an aggregate gross sales price of $400 million of its common stock, $0.01 par value per share (the “Common Stock”), through the Sales Agents or the Forward Sellers, as applicable, or directly to the Sales Agents as principals for their own accounts. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser means, with respect to any Sales Agent, the affiliate of such Sales Agent that is acting as Forward Purchaser or, if applicable, such Sales Agent acting in its capacity as Forward Purchaser.

The Common Stock sold in the offering will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on January 9, 2020, and the accompanying base prospectus dated December 20, 2019 forming part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-235277) declared effective by the SEC on December 20, 2019.

Subject to the terms and conditions of the Equity Distribution Agreements, the Sales Agents, whether acting as the Company’s sales agents or as Forward Sellers, will use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell the Common Stock that may be designated by the Company (if acting as the Company’s sales agents) and the Common Stock borrowed by the relevant Forward Purchasers pursuant to the Equity Distribution Agreements (if acting as Forward Sellers), in each case on the terms and subject to the conditions of the Equity Distribution Agreements. Sales, if any, of the Common Stock made through the Sales Agents, as the Company’s sales agents, or as Forward Sellers pursuant to the Equity Distribution Agreements, may be made in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”)), by means of ordinary brokers’ transactions on the New York Stock Exchange or sales made to or through market makers at market prices prevailing at the time of sale, in privately negotiated transactions or any other method permitted by applicable law, which may include block trades, as the Company and any Sales Agent or Forward Seller may agree. The Company also may sell Common Stock to any Sales Agent as principal for its own account. If the Company sells Common Stock to any Sales Agent as principal, it will enter into a separate terms agreement (each, a “Terms Agreement,” and collectively, the “Terms Agreements”) setting forth the terms of such transaction.

The Company or any Sales Agent may at any time suspend an offering of Common Stock pursuant to the terms of the Equity Distribution Agreements. The offering of Common Stock pursuant to the Equity Distribution Agreements will terminate upon the earliest of (i) the sale of shares of our common stock subject to the Sales Agreements (including shares sold by us to or through the Sales Agents and borrowed shares sold by the Forward Sellers) and any terms agreement having an aggregate gross sales price of $400,000,000, (ii) with respect to the Sales Agreements or terms agreement, the termination of the Sales Agreements by us, the Sales Agents, the Forward Sellers or the Forward Purchasers as permitted therein and (iii) January 9, 2

023, the third anniversary of the Equity Distribution Agreements unless extended by us and the Sales Agent, the Forward Seller, and the Forward Purchaser.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Equity Distribution Agreements and also agreed to indemnify the Sales Agents, Forward Sellers and Forward Purchasers against certain liabilities, including liabilities under the Securities Act.

The Equity Distribution Agreements provide that, in addition to issuance and sale of Common Stock through the Sales Agents, the Company also may enter into one or more letter agreements (each, a “Forward Contract”) with each of the Forward Purchasers in a form attached as Exhibit G to the Equity Distribution Agreements. Under the terms of any Forward Contract, the relevant Forward Purchaser will, at the Company’s request from time to time pursuant to mutually agreed instructions and a supplemental confirmation (together with the applicable Forward Contract, a “Forward Sale Agreement”), borrow from third parties and, through the relevant Sales Agent, sell a number of shares of Common Stock equal to the number of shares underlying the particular Forward Sale Agreement. The Company will not initially receive any proceeds from any sale of Common Stock borrowed by a Forward Purchaser and sold through a Forward Seller. The Company expects to fully physically settle each Forward Sale Agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company expects to receive aggregate cash proceeds at settlement equal to the number of shares of the Company’s Common Stock underlying such Forward Sale Agreement multiplied by the then-applicable forward sale price per share. Although the Company expects to settle any Forward Sale Agreements by the physical delivery of shares of Common Stock in exchange for cash proceeds, the Forward Sale Agreements will allow the Company to cash or net-share settle all or a portion of its obligations. If the Company elects to cash settle any Forward Sale Agreement, the Company may not receive any proceeds and the Company may owe cash to the relevant Forward Purchaser. If the Company elects to net share settle any Forward Sale Agreement, the Company will not receive any cash proceeds, and the Company may owe Shares to the relevant Forward Purchaser.

The Company intends to use the net proceeds from this offering for general corporate purposes. Pending application of cash proceeds, the Company will invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT.

The Company will pay each Sales Agent a Commission of up to 2.0% of the gross sales price of the Common Stock sold through it pursuant to the Equity Distribution Agreements. The compensation to each Sales Agent acting as a Forward Seller will be a reduction to the initial forward price under the related Forward Contract of up to 2.0% of the actual sale prices of all borrowed Common Stock sold through such Sales Agent, acting as Forward Seller.

A copy of the form of Equity Distribution Agreement, including the form of Forward Contract, is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01     Financial Statements and Exhibits
(d) The following exhibits are attached to this Current Report on Form 8-K:

1.1
Form of Equity Distribution Agreement, dated January 9, 2020, by and among Brixmor Property Group Inc., Brixmor Operating Partnership L.P. and each sales agent and its respective forward seller and forward purchaser

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: January 9, 2020	BRIXMOR PROPERTY GROUP INC.

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary